                                                                    EXHIBIT 10.5



                               HS RESOURCES, INC.

                           1987 STOCK INCENTIVE PLAN





                            ADOPTED APRIL 29, 1987.

                    APPROVED BY STOCKHOLDERS APRIL 29, 1987


               AMENDMENT AND RESTATEMENT ADOPTED NOVEMBER 6, 1992

                   APPROVED BY STOCKHOLDERS NOVEMBER 18, 1992

                         REVISED AS OF DECEMBER 2, 1996

                                    CONTENTS

SECTIONS                                                                                                    PAGE
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
1.       Name and Purpose.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.       Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.       Administration of the Plan.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

4.       Stock Subject to the Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

5.       Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

6.       The Option Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7.       Terms and Conditions of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

8.       Stock Appreciation Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

9.       Restricted Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

10.      Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

11.      Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

12.      Termination of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

13.      Acceleration of Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

14.      Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

15.      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

16.      Amendment, Suspension or Termination of the Plan.  . . . . . . . . . . . . . . . . . . . . . . . .  9

17.      Investment Purpose.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

18.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

19.      Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





                                      -i-
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                               HS RESOURCES, INC.
                           1987 STOCK INCENTIVE PLAN

1.       Name and Purpose.

         1.1 This plan is the HS RESOURCES, INC. 1987 STOCK INCENTIVE PLAN (the "Plan").

         1.2 The purposes of the Plan are to attract and retain the best possible personnel for positions of substantial responsibility with the Company and to provide additional incentive to Participants to promote the success of the Company. The Plan provides employees officers, directors, consultants of the Company an opportunity to purchase shares of the Stock of the Company pursuant to Incentive Stock Options or Nonstatutory Stock Options, to receive Restricted Stock, and to benefit from the grant of Stock Appreciation Rights.

2.       Definitions.

         For purposes of interpreting the Plan and related documents (including Stock Option Agreements and Restricted Stock Agreements), the following definitions shall apply:

         2.1 "Affiliates" means parent or subsidiary corporations of the Company as defined in Section 424(e) and (f) of the Code.

         2.2 "Award" means a grant under this Plan in the form of Options, Restricted Stock, or SARs.

         2.3     "Board" means the Board of Directors of the Company.

         2.4     "Cause" means any of the following, as determined by the
Company:

                 (a) Willful dishonesty towards the Company, fraud upon the
                     Company or deliberate injury or intended injury to the Company;
                 (b) Conviction of a felony;
                 (c) Willful participation in activities which constitute
                     unlawful activities, such as gender-based harassment;
                 (d) Conviction of a misdemeanor involving moral turpitude; or
                 (e) Gross negligence or willful misconduct in the performance of duties.
                 (f) Continued abuse of alcohol or drugs on the job or
                     otherwise materially affecting job performance;
                 (g) Failure to perform duties substantially in accordance with instructions of relevant superiors and Company policies and procedures; or

         2.5     A "Change in Control" shall be deemed to have taken place if:





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
                 (a) following a tender offer, merger, consolidation, reorganization, sale of assets or contested election of directors, or any combination of the foregoing transactions (a "Transaction") involving the Company, the persons who were directors of the Company immediately before the Transaction cease to constitute a majority of the Board of Directors of the Company or of any successor thereof; or

                 (b) an event occurs with respect to the Company which, if the Company were a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"), would require a reporting as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when any "person" (as that term is used in Section 13(d) and 14(d) of the 1934 Act), other than a current shareholder of the Company, becomes a beneficial owner directly or indirectly of securities representing 40% or more of the combined voting power of the Company's then outstanding securities.

         2.6     "Code" means the Internal Revenue Code of 1986, as amended.

         2.7 "Committee" means the committee appointed by the Board pursuant to Section 3 hereof to administer the Plan.

         2.8 "Company" means HS Resources, Inc., a Delaware corporation and its Affiliates, if any.

         2.9 "Fair Market Value" means the value of each share of Stock subject to this Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on the Pacific, American or New York Stock exchange, the price of the last reported trade of the Stock on such Exchange on such date shall be considered to be the Fair Market Value of such Stock. During such time as the Stock is not listed on any of the aforesaid Exchanges and is publicly traded, its Fair Market Value may be considered to be the price of the last reported trade in the over-the- counter market on the Grant Date or other determination date, as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, if listed thereon; otherwise, the average between the closing bid and asked prices as reported in the Wall Street Journal. If the Stock is not publicly traded or listed or such market quotations are unavailable, a value for each share of Stock determined by the Committee to be the fair market value of a share of Stock, determined by any method deemed reasonable by the Committee.

         2.10 "Grant Date" means the date on which the Committee takes valid action to grant an Option or SAR hereunder; provided, however, that the Committee may expressly provide for a Grant date other than the date on which the Committee takes action, and further provided that the Grant Date of an option intended to qualify as an Incentive Stock Option shall be not earlier than the first date such grant may be given effect under the Code. The Grant Date of Restricted Stock shall be the date determined under Section 9.1 below.





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
         2.11 "Incentive Stock Option" or "ISO" means an Option designated as an Incentive Stock Option and satisfying the requirements of Section 422 of the Code.

         2.12 "Non-Employee Director" means a director of the Company who meets the definition of a "non-employee director" set forth in SEC Rule 16b-3, as amended, or any successor rule.

         2.13 "Nonstatutory Stock Option" or "NSO" means an Option other than an ISO.

         2.14 "Option" means an option to purchase one or more shares of Stock pursuant to this Plan.

         2.15    "Optionee" means a Participant who receives an Option.

         2.16 "Option Price" means the purchase price for each share of Stock subject to an Option.

         2.17 "Participant" means any person who receives an Option, SAR or Restricted Stock under this Plan.

         2.18 "Restricted Stock" means a share of Stock which, at the time it is granted or sold by the Company, is not transferable and/or is subject to a substantial risk of forfeiture, within the meaning of Section 83 of the Code.

         2.19 "Restricted Stock Agreement" means the written agreement evidencing the grant or sale of Restricted Stock pursuant to Section 9 of this Plan.

         2.20    "Stock" means the common stock of  the Company.

         2.21 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Section 8 of the Plan.

         2.22 "Stock Option Agreement" means the written agreement evidencing grant of an Option hereunder.

3.       Administration of the Plan.

         3.1 The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two members of the Board to be appointed by the Board. The Board may from time to time remove members or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Any power, authority, or decision-making granted to the Committee under this Plan may also be exercised by the Board. The Committee shall hold meetings at such times and places as it shall determine. Two members of the Committee shall constitute a quorum and acts of the Committee at a meeting at which a quorum is present, or acts approved in writing by all the members of the Committee shall be the valid acts of the Committee.

         3.2 The Committee may from time to time determine which employees, officers, directors or consultants of the Company shall be granted Options, SARs or Restricted Stock under the Plan, the terms and conditions thereof, including the purchase price, if any, of Restricted Stock and the exercise price of Options, and the number of shares which shall be granted. The Committee shall report to the Board the names of Participants, the number of shares and the terms and conditions of benefits granted under this Plan.

         3.3 The Committee is authorized to establish such rules and regulations consistent with provisions of the Plan as it may deem appropriate for the proper administration of the Plan, and to make such interpretations of and determinations under the Plan, and to take such steps in connection with the Plan or the Options granted thereunder as it may deem necessary or advisable. The interpretation by the Committee of any provision of the Plan or any Stock Option Agreement or Restricted Stock Agreement granted pursuant to the Plan shall be final, binding and conclusive. The Committee shall have the right to accelerate the time for exercise of any Options previously granted under any circumstances it deems appropriate.

         3.4 For Committee approval of any Award to an officer or director of the Company, as defined in SEC Rule 16b-3 or any successor rule, the Committee shall be composed entirely of two or more Non-Employee Directors; provided, however, that if the Committee is not composed as such, the Board shall have the right to take such action with respect to any Award to an officer of director as it deems necessary or advisable to comply with SEC Rule 16b-3 and any related rules, including but not limited to seeking shareholder ratification of such Award or imposing a six-month period prior to sale of the Award or any shares of Common Stock underlying the Award.

         3.5 The Committee may delegate to a separate committee composed of at least one member of the Board the limited authority to grant Awards to persons other than officers or directors and establish the terms of such Awards at the time of the grant.

4.       Stock Subject to the Plan.

         4.1 The maximum aggregate number of shares of Stock subject to this Plan which may be issued as Restricted Stock or subject to Options shall be the lesser of (i) 1,500,000 shares of Stock, as constituted on November 19, 1993, or (ii) 10% of the Company's outstanding stock on a fully diluted basis. If an Option is surrendered for cash or for any other reason (except for exercise) ceases to be exercisable in whole or in part, the shares of Stock which were subject to such Option but as to which the Option had not been exercised shall continue to be available under the Plan.

         4.2 If there is any change in the Stock subject to the Plan or the Stock subject to any Option through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate





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
proportionate adjustments shall be made by the Committee in the aggregate number of shares subject to the Plan and the Option Price and number of shares subject to outstanding Options in order to preserve, but not to increase, the benefits of the Participant.

5.       Eligibility.

         Persons eligible under the Plan for grant of Awards are such employees, officers, directors and consultants of the Company as the Committee shall designated from time to time. Members of the Board, members of the Board of Directors of an Affiliate, or consultants of the Company who are not employed as regular salaried officers or employees of the Company may not receive Incentive Stock Options.

6.       The Option Price.

         The Option Price of the Stock covered by each Option intended to qualify as an Incentive Stock Option shall not be less than the Fair Market Value of such Stock on the Grant Date, or if an Option intended to qualify as an Incentive Stock Option is to be granted to a person then possessing ten percent (10%) or more of the outstanding Stock, the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the grant Date. The Option Price of the Stock covered by each Option not intended to qualify as an Incentive Stock Option shall not be less than eighty-five percent (85%) of the Fair Market Value for such Stock on the Grant Date. Such prices shall be subject to adjustment as provided in Section 4.2 hereof.

7.       Terms and Conditions of Options.

         7.1 Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee. If an Optionee fails to execute a Stock Option Agreement within the time prescribed by the Committee, the Option evidenced thereby shall become void and of no effect.

         7.2 The term of each Option shall be for no more than ten years, provided, however, that in the case of grant of an Incentive Stock Option to a Participant possessing ten percent (10%) or more of the outstanding Stock, the term shall be no more than five years.

         7.3 Payment of the exercise price upon exercise of any Option granted under this Plan shall be made in cash, a certified check, bank draft, postal or express money order, in the amount of the applicable Option Price multiplied by the number of shares of Stock subject to such exercise; provided, however, that the Committee, in its sole discretion, may provide that an Optionee may pay the Option Price in whole or in part with notes, with shares of Stock or with other property owned by the Optionee. Any notes used to exercise Options shall be full recourse, interest- bearing obligations containing such terms as the Committee shall determine. Any Stock used to exercise Options shall be valued at Fair Market Value on the date of exercise of the Option. Any other property used to exercise Options shall be valued by the Board on the date of exercise of the Option.





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
         7.4 Stock issued upon exercise of an Incentive Stock Option may not be surrendered in payment of an Option exercise price until the Stock to be surrendered has been held for at least one year after the exercise of such Option and for at least two years after the date of grant of the Option.

         7.5 The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, provisions relating to Stock Appreciation Rights with respect to Options granted hereunder. If an Option, or any part thereof, is intended by the Committee to qualify as an Incentive Stock Option, the Stock Option Agreement shall contain those terms and conditions necessary to so qualify said Option or such part thereof.

         7.6 No Option designated as an Incentive Stock Option shall be granted to a Participant under the Plan if, as a result of such grant, the aggregate Fair Market Value (determined as of the date such Option is granted) of all Stock with respect to which ISOs are exercisable for the first time by such Optionee during any calendar year, under all ISO plans of the Company, would exceed $100,000.

8.       Stock Appreciation Rights.

         The Committee may, under such terms and conditions as it deems appropriate, authorize the surrender by a Participant of all or part of an unexercised Option and authorize a cash payment in consideration thereof of an amount equal to the difference obtained by subtracting the Option Price of the shares of Stock then subject to exercise under such Option from the Fair Market Value of Stock represented by such shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan. Such payment may be made in shares of Stock valued at their Fair Market Value on the date of surrender of such Option or in cash, or partly in shares and partly in cash. Acceptance of such surrender and the manner of payment shall be in the discretion of the Committee.

9.       Restricted Stock.

         9.1 The Committee may approve the grant or sale of Restricted Stock to any eligible person, as specified in Section 5. Such grant or sale shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall approve. Subject to such Agreement, holders of Restricted Stock shall have all the rights of holder of nonrestricted stock of such class or series, including voting rights and the right to receive dividends and other distributions. The Grant Date of Restricted Stock shall be (i) for purposes of corporate law and establishing Fair Market Value, the date on which the Committee acts to authorize the sale; and (ii) for purposes of any election under Section 83(b) of the Code, the date on which the Participant receives a beneficial ownership interest in such Restricted Stock.





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
         9.2 The Committee shall determine the purchase price per share with respect to any sale of Restricted Stock, provided that the Committee may grant or award shares of Restricted Stock to a Participant without requiring payment of cash consideration by the Participant.

         9.3 Payment of the purchase price, if any, upon purchase of any Restricted Stock granted under this Plan shall be made in cash, a certified check, bank draft, postal or express money order, in the amount of the applicable per share price set by the Committee multiplied by the number of shares of Restricted Stock subject to such purchase; provided, however, that the Committee, in its sole discretion, may provide that a Participant may pay the purchase price in whole or in part with notes, with shares of Stock, or with other property owned by the Participant. Any notes shall be full recourse, interest-bearing obligations containing such terms as the Committee shall determine. Any Stock used to pay for Restricted Stock shall be valued at Fair Market Value on the date of purchase. Any other property used to pay for Restricted Stock shall be valued by the Board on the date of purchase.

         9.4 Stock issued upon exercise of an Incentive Stock Option may not be surrendered in payment of the purchase price of Restricted Stock until the Stock to be surrendered has been held for at least one year after the exercise of such Option and for at least two years after the date of grant of the Option.

         9.5 The Restricted Stock Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan).

         9.6 Each certificate representing Restricted Stock shall bear one or more legends making appropriate reference to the restrictions imposed on such stock.

10.      Withholding.

         The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements imposed with respect to any grant of Restricted Stock, lapses of restrictions on Restricted Stock, exercise of NSOs, disqualifying dispositions of ISOs, or any SAR payment under the Plan.
To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to apply shares of stock to which the Participant is entitled as a result of the exercise of an Option or the lapse of restrictions on Restricted Stock, to satisfy such requirement.

11.      Transferability.

         Each ISO granted pursuant to this Plan shall, during Participant's lifetime, be exercisable only by the Participant, and neither the ISO nor any right thereunder (including any SAR) shall be transferable by Participant by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes. Upon the prior written





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
consent of the Committee and subject to any conditions associated with such consent, an NSO or any right hereunder (including any SAR) may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participants' immediate family or to a trust established exclusively for one or more such family members. The terms applicable to the assigned portion shall be the same as those in effect immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. A Participant's rights in Restricted Stock are nontransferable except as provided in the Restricted Stock Agreement or by the laws of descent and distribution.

12.      Termination of Service.

         12.1 The following provisions shall govern the exercise of any ISOs held by any employee of the Company whose employment is terminated:

                 (a) If the Optionee's employment with the Company is terminated for Cause, the ISOs held by the Optionee shall be exercisable, to the extent that such Options were exercisable on the date the Optionee's employment terminated, for a period of thirty (30) days following such termination of employment; provided, however, if the termination includes any matter described in Section 2.4(a) of the definition of Cause herein, at the option of the Committee (in the case of ISOs held by an officer or director) or the Chief Executive Officer (in any other case) the ISOs held by the Optionee may terminate immediately upon the termination of the Optionee's employment with the Company or at any subsequent time.

                 (b) If the Optionee's employment with the Company is terminated for any reason other than Cause or such Optionee's death or disability, all ISOs held by the Optionee shall be exercisable, to the extent that such Options were exercisable on the date the Optionee's employment terminated, for a period of three (3) months following such termination of employment.

                 (c) If the Optionee's employment with the Company is terminated because of such Optionee's death or disability within the meaning of
Section 22(e)(3) of the Code, all ISOs held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

                 (d) In no event may any ISO remain exercisable after the expiration of the term of the Option. Upon the expiration of any three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the term of the Option, the Option shall terminate and shall cease to be outstanding for any shares for which the Option has not been exercised.

         12.2    The following provisions shall govern the exercise of any
NSOs:

                 (a) If the Optionee's employment with the Company is terminated for Cause, the NSOs held by the Optionee shall be exercisable, to the extent that such Options were exercisable on the date the Optionee's employment terminated, for a period of thirty (30) days following such termination of employment; provided, however, if the termination includes any matter described in Section 2.4(a) of the definition of Cause herein, at the option of





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
the Committee (in the case of ISOs held by an officer or director) or the Chief Executive Officer (in any other case) the NSOs held by the Optionee may terminate immediately upon the termination of the Optionee's employment with the Company or at any subsequent time.

                 (b) If the Optionee's employment, service on the Board or consultancy is terminated for any reason other than Cause or such Optionee's death or disability, all NSOs held by the Optionee shall be exercisable, to the extent such Options were exercisable on the date of such termination, for a period of twelve (12) months following such termination.

                 (c) If the Optionee's employment, service on the Board or consultancy is terminated because of such Optionee's death or disability, all NSOs held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination.

                 (d) In no event may any NSO remain exercisable after the expiration of the term of the Option. Upon the expiration of any six (6) or twelve (12) month exercise period or, if earlier, upon the expiration of the term of the Option, the Option shall terminate and shall cease to be outstanding for any shares for which the Option has not been exercised.

         12.3 In the event of the death or disability (within the meaning of Section 22(e) of the Code) of a Participant, or the termination of employment by the Participant in a manner determined by the Committee, in its sole discretion, to constitute retirement (which determination shall be communicated to the Participant within 10 days of such termination), all employment period and other restrictions applicable to Restricted Stock then held by such Participant shall lapse, and such awards shall become fully nonforfeitable. Subject to Sections 12 and 14, in the event of a Participant's termination of employment for any other reason, any Restricted Stock as to which the employment period or other restrictions have not been satisfied shall be forfeited.

13.      Acceleration of Vesting.

         The Committee may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Award shall not affect the expiration date of such Award.

14.      Change in Control.

         In the event of a Change in Control of the Company, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Option shall become fully exercisable with respect to the total number of shares subject to such Option as of such date, without regard to the conditions expressed in the agreements relating to such Option, and the restrictions on each





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
share of Restricted Stock shall lapse and such shares of Restricted Stock shall no longer be subject to forfeiture.

15.      Use of Proceeds.

         Cash proceeds realized from the sale of Restricted Stock or of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

16.      Amendment, Suspension or Termination of the Plan.

         The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in Section 4.2 hereof, the Board shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

                 (a) To increase the maximum number of shares subject to the Plan;

                 (b) To change the designation or class of employees eligible to receive options under the Plan.

         No Option or SAR may be granted or Restricted Stock sold or awarded during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any Participant's rights or obligations under any Award granted under the Plan; provided, however, that all participants shall receive the benefits of any amendments that have been made to the Plan. This Plan shall terminate ten years from the date of its adoption unless previously terminated by the Board pursuant to this Section 16.

17.      Investment Purpose.

         At the time of exercise of any Option or the purchase of Restricted Stock, the Committee may, if it shall deem it necessary or desirable for any reason connected with any securities law or regulation, require, as a condition to the issuance of any shares to Participant, that Participant represent in writing to the Company that it is Participant's intention to acquire the shares for investment and not with a view to the distribution thereof or that the Participant agree to any other appropriate restriction on transfer of the shares. In the event such a representation is required and made, no shares shall be issued unless and until the Company is satisfied with the correctness of such representation and, in such event, the Committee may require that a legend be placed on the certificates evidencing any shares to be issued which legend shall disclose the existence of an investment representation and such further restrictions on transfer as may be imposed to comply with applicable laws as the Committee may deem appropriate to protect the interest of the Company.





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

18.      Indemnification.

         18.1 Each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Board or Committee member in connection with or resulting from any claim, action, suit or proceeding to which such Board or Committee member may be a party or in which such Board or Committee member may be involved by reason of any action taken or failure to act under this Plan, and against and from any and all amounts paid by such Board or Committee member (with the Company's written approval) in the settlement thereof, or paid by such Board or Committee member in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Company based upon a finding of such Board or Committee member's bad faith; subject, however, to the conditions that upon the institution of any claim, action, suit or proceeding against such Board or Committee member, such Board or Committee member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend it on such Board or Committee member's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Company may have to indemnify such Board or Committee member or hold such Board or Committee member harmless.

         18.2 Each member of the Board or of the Committee and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this Plan by any person or persons other than a Participant affected by such action. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

19.      Miscellaneous.

         19.1 The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of California.

         19.2 The grant of an Option or SAR or the sale or award of Restricted Stock to any Participant under this Plan shall not give such Participant any right to be retained in the employ or service of the Company, and the right and power of the Company to discharge any such person shall not be affected by such grant. No Participant nor any person entitled to exercise an Option under this Plan shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extend Stock Certificates have been issued upon exercise of an Option or sale of Restricted Stock. No person shall have any right or claim whatever, directly, indirectly, or by implication, to receive an Option, SAR, or Restricted Stock nor any expectancy thereof, unless and until the same shall have been granted to such person by the Committee as provided herein. The grant of an Option, SAR, or Restricted Stock shall not





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create any right or implication that any other for further Option, SAR, or
Restricted Stock may or shall be granted at another time. Each Option, SAR, or sale of Restricted Stock hereunder shall be separate and distinct from every other grant of an Option or SAR, or sale of Restricted Stock, and shall not be considered part of any continuing series of such grants.

                                  END OF PLAN










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